AMERICAN CENTURY INVESTMENTS
4500 MAIN STREET
KANSAS CITY, MISSOURI 64111

January 13, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

RE:  American Century Investment Trust (the "Registrant")
      1933 Act File No. 033-65170
      1940 Act File No. 811-07822

Ladies and Gentlemen:

Accompanying this letter for filing pursuant to Rule 30b1-1 under the Investment
Company Act of 1940, as amended, is the Registrant's amended report on Form N-SAR.
The purpose of this amendment is to amend the response to Item 74W for Series 1,
Prime Money Market Fund, which was filed as part of the report on Form N-SAR for the period ended March 31, 2009 (accession no. 0001325358-09-000291). Please note that the response to Item 74W for Series 2, Premium Money Market Fund, was not
amended as the original response was correct.

Should you have any questions or concerns regarding this filing, please contact the undersigned at (816) 340-3319.

Sincerely,

/s/

Amy Bitter
Director of Financial Reporting and Tax